Exhibit 99.1

ST. JUDE MEDICAL, INC. ATTN: INVESTOR RELATIONS ONE ST. JUDE MEDICAL DRIVE ST. PAUL, MN 55117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING ATTENDANCE

To vote at or attend the shareholder meeting, go to “Request Admission Ticket for Shareholder Meeting” at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Against	Abstain
The Board of Directors unanimously recommends you vote FOR the following proposals:

1.

To approve the Agreement and Plan of Merger, dated as of April 27, 2016, as it may be amended from time to time (the “merger agreement”), by and among St. Jude Medical, Inc., Abbott Laboratories, Vault Merger Sub, Inc., a wholly-owned subsidiary of Abbott, and Vault Merger Sub, LLC, a wholly-owned subsidiary of Abbott, and adopt the plan of merger (as such term is defined in Section 302A.611 of the Minnesota Business Corporation Act) contained therein.

		☐	☐	☐

2.	Advisory vote to approve the compensation of St. Jude Medical’s named executive officers that may be paid or become payable in connection with the merger agreement and plan of merger.	☐	☐	☐

		For	Against	Abstain
The Board of Directors unanimously recommends you vote FOR the following directors:

3.	Election of Directors

Nominees

3a.	Stuart M. Essig	☐	☐	☐

3b.	Barbara B. Hill	☐	☐	☐

3c.	Michael A. Rocca	☐	☐	☐

		For	Against	Abstain
The Board of Directors unanimously recommends you vote FOR proposals 4, 5, 6, 7, 8 and 9:

4.	Advisory vote to approve the 2015 compensation of St. Jude Medical’s named executive officers.	☐	☐	☐

5.	To approve the St. Jude Medical, Inc. 2016 Stock Incentive Plan.	☐	☐	☐

6.	To approve amendments to St. Jude Medical’s Articles of Incorporation and Bylaws to declassify St. Jude Medical’s Board of Directors.	☐	☐	☐

7.	To approve amendments to St. Jude Medical’s Bylaws to implement proxy access.	☐	☐	☐

8.	To ratify the appointment of Ernst & Young LLP as St. Jude Medical’s independent registered public accounting firm for 2016.	☐	☐	☐

9.

To adjourn the shareholders’ meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the shareholders’ meeting to approve the merger agreement.

		☐	☐	☐

		For	Against	Abstain
The Board of Directors unanimously recommends you vote AGAINST the following proposal, if properly presented at the meeting:

10.	To implement a shareholder proposal regarding supermajority voting.	☐	☐	☐

To make an address change/comments, mark here.  ☐

(see reverse for instructions)

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such.  Joint owners should each sign personally.  All holders must sign.  If signing for a corporation or partnership, please sign in the full name of this corporation or partnership as an authorized officer or person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Attendance at the shareholders’ meeting will be limited to St. Jude Medical shareholders as of the close of business on the record date or their authorized representatives, as more fully described under the section entitled “Information About the Shareholders Meeting” in the Proxy Statement. If you wish to attend the meeting in person, you will need to register for the shareholders’ meeting and print your admission ticket at www.proxyvote.com. An admission ticket and a form of valid government-issued photo identification must be presented in order to be admitted to the shareholders’ meeting. Please refer to the section entitled “Information About the Shareholders Meeting” in the Proxy Statement for further information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com

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ST. JUDE MEDICAL, INC.

Annual Meeting of Shareholders

[     ], 2016 [     ]

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel J. Starks, Michael T. Rousseau, and Jason A. Zellers or any one of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of St. Jude Medical, Inc., to be held [   ], 2016 at [     ] Central Time, at [     ] or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted “FOR” approval of the merger agreement in Proposal 1, “FOR” Proposal 2,  “FOR” each of the Director nominees under Proposal 3, “FOR” Proposal 4, “FOR” Proposal 5, “FOR” Proposal 6, “FOR” Proposal 7, “FOR” Proposal 8, “FOR” Proposal 9, “AGAINST” shareholder Proposal 10, and in the discretion of the named proxies on all other matters.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side